SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 19, 2008

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On August 19, 2008, the Corporation issued an Analyst Update discussing further developments relating to items that analysts have recently focused on relating to the Corporation’s short and long term performance.

The Corporation and its wholly owned subsidiary, The Bryn Mawr Trust Company (the “Bank”), have experienced significant growth in portfolio loans and leases over the past 30 months, as total portfolio loans and leases grew 43% or $258 million from $595 million at December 31, 2005 to $853 million at June 30, 2008. This growth is due in part to the Corporation’s strong efforts in servicing local businesses, non-profit organizations, as well as retail clients, all in the Bank’s trade area. Additionally, the Corporation’s five year goal of reaching $5 Billion in Wealth assets under management and administration was advanced with the July 15, 2008 acquisition of Lau Associates, a Wilmington, Delaware based financial planning and investment advisory firm.

This earning asset growth, along with intangible assets created as part of the July 15, 2008 acquisition of Lau Associates, have put a strain on the Corporation’s Tier II regulatory capital ratio. Accordingly, the Corporation raised $10 million in subordinated debt on July 30, 2008 which is intended to qualify as Tier II capital. The subordinated debt bears interest at ninety day LIBOR plus 3.75%, adjusted quarterly and is due on September 15, 2018.

On August 13, 2008, the Corporation gave notice to its BOLI insurance carrier that it intended to surrender its’ separate account BOLI insurance contracts. Under the terms of the insurance contracts, the Corporation will receive the book value of its BOLI investment six months from date of surrender, net of certain ongoing management expenses estimated to be $78 thousand. Additionally, the Corporation will record approximately $266 thousand in federal income taxes on the tax free buildup in the insurance contracts. It is expected that these amounts ($78 thousand and $266 thousand, respectively) will be recorded in the Corporation’s income statement in the third quarter of 2008. The Corporation will receive approximately $15.6 million in cash (its adjusted book value) in February 2009. As part of this surrender the Corporation has represented to the insurance carrier that it will not enter into any other BOLI arrangement or obtain life insurance on any of the employees covered by the BOLI policy for a five year period.

The Corporation is pleased to announce that it has been granted formal approval from the Delaware Office of the State Bank Commissioner, in connection with its application to establish a limited purpose trust company in Delaware. The Bryn Mawr Trust Company of Delaware will be located near Wilmington, Delaware, and will have the ability to be named, and serve, as a corporate fiduciary under Delaware law. The new entity will be a 100% wholly owned subsidiary of the Corporation. It is anticipated that this subsidiary will receive its initial capitalization of $1.04 million during the third quarter of 2008.

The Analyst Update, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

The foregoing statements about subordinated debt, capital ratios, BOLI and The Bryn Mawr Trust Company of Delaware are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Corporation to differ materially from any future results, performance or achievements expressed or implied by those projected in the forward-looking statements for any reason.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibit 99.1	Analyst update dated August 19, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters II
Frederick C. Peters II, President and Chief Executive Officer

Date: August 19, 2008

EXHIBIT INDEX

Exhibit 99.l	Analyst update dated August 19, 2008.